Exhibit 99.1

Press Release

PRGX Global, Inc. Announces Second Quarter 2020 Financial Results

Increasing 2020 Adjusted EBITDA Guidance

ATLANTA, July 28, 2020 — PRGX Global, Inc. (Nasdaq: PRGX), a global leader in Recovery Audit and Spend Analytics services, today announced its unaudited financial results for the second quarter and six months ended June 30, 2020.

Quarterly Highlights

•	Revenue of $39.0 million, which was negatively impacted by approximately $0.7 million from a strengthening U.S. dollar compared to the same period last year

•	Net income from continuing operations of $0.4 million compared to a loss of $4.2 million in the same period last year

•	Adjusted EBITDA from continuing operations of $7.6 million, the highest second quarter Adjusted EBITDA in seven years and a 165% increase compared to the second quarter of 2019

•	Increasing 2020 annual guidance for Adjusted EBITDA to a revised range of $29 million to $30 million

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
Selected Financial Data (dollars in thousands)	2020	2019	% Change	2020	2019	% Change
Revenue
Recovery Audit Services—Americas	$26,962	$28,935	-6.8%	$53,185	$56,308	-5.5%
Recovery Audit Services—Europe/Asia-Pacific	11,157	11,836	-5.7%	20,942	21,595	-3.0%
Adjacent Services	892	1,203	-25.9%	1,723	2,875	-40.1%
Total	$39,011	$41,974	-7.1%	$75,850	$80,778	-6.1%
Net income (loss) from continuing operations	418	(4,176)	110.0%	(3,465)	(8,417)	58.8%
Non-GAAP Financial Measures
Adjusted EBITDA from continuing operations	$7,555	$2,856	164.5%	$11,023	$4,589	140.2%

“We continue to deliver on our promises of fiscal discipline, improved productivity, and expanded operating leverage in 2020. We achieved another milestone in the second quarter of 2020, delivering our highest second quarter Adjusted EBITDA in seven years. More than 75 percent of our revenue comes from clients engaged in providing essential goods and services, and our clients continue to look to PRGX to help them generate working capital during this challenging pandemic period. Our employees around the world stepped up to the challenge of working remotely to deliver strong results for the quarter. I am very pleased with our improved financial performance in the second quarter and over the last several quarters, and am confident that we can continue to deliver strong results going forward,” said Ron Stewart, President and Chief Executive Officer.

“In the second quarter we continued rolling out our next generation global audit platform which is strategically important to enabling additional margin improvement and increased audit revenue. Based on strong operating results in the first half of the year and further revenue generation opportunities from our solid client base and robust audit operations productivity, we are increasing the lower end of our 2020 Adjusted EBITDA guidance and establishing a revised range of $29 million to $30 million. We also continue to expect a significant improvement in free cash flow compared to 2019,” concluded Stewart.

Unaudited Consolidated Results from Continuing Operations for the Three Months Ended June 30, 2020

Consolidated revenue for the second quarter of 2020 was $39.0 million, compared to $42.0 million for the same period in 2019, a decrease of 7.1%. Second quarter 2020 revenue from the Recovery Audit Services segments was $38.1 million compared to $40.8 million in the second quarter of the prior year, and from the Adjacent Services segment was $0.9 million compared to $1.2 million in 2019. On a constant dollar basis adjusted for changes in foreign exchange rates, revenue decreased by 5.4% in the second quarter of 2020 compared to the same period in the prior year.

Total cost of revenue from continuing operations for the second quarter of 2020 was $20.6 million, or 52.8% of revenue, compared to total cost of revenue from continuing operations of $26.3 million, or 62.7% of revenue, for the same period in the prior year.

Selling, general and administrative expenses from continuing operations for the second quarter of 2020 were $14.7 million compared to selling, general and administrative expenses from continuing operations of $15.7 million in the prior year period.

Consolidated net income from continuing operations for the second quarter of 2020 was $0.4 million, or $0.02 per basic and diluted share, compared to consolidated net loss from continuing operations of $4.2 million, or $(0.18) per basic and diluted share, for the same period in 2019.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) from continuing operations for the second quarter of 2020 was $7.6 million, or 19.4% of revenue, compared to Adjusted EBITDA from continuing operations of $2.9 million, or 6.8% of revenue, for the second quarter of 2019, an increase of $4.7 million or 164.5%.

Schedule 4 attached to this press release provides a reconciliation of net income (loss) to each of Earnings Before Interest and Taxes (EBIT), Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA.

Unaudited Consolidated Results from Continuing Operations for the Six Months Ended June 30, 2020

Consolidated revenue for the six months ended June 30, 2020 was $75.9 million, compared to $80.8 million for the same period in 2019, a decrease of 6.1%. For the six months ended June 30, 2020, revenue from the Recovery Audit Services segments was $74.1 million compared to $77.9 million in the prior year, and from the Adjacent Services segment was $1.7 million compared to $2.9 million in 2019. On a constant dollar basis adjusted for changes in foreign exchange rates, revenue decreased by 4.4% for the six months ended June 30, 2020 compared to the same period in the prior year.

Total cost of revenue from continuing operations for the six months ended June 30, 2020 was $43.1 million, or 56.8% of revenue, compared to total cost of revenue from continuing operations of $51.5 million, or 63.8% of revenue, for the same period in the prior year.

Selling, general and administrative expenses from continuing operations for the six months ended June 30, 2020 were $28.2 million compared to selling, general and administrative expenses from continuing operations of $29.7 million in the prior year period.

Consolidated net loss from continuing operations for the six months ended June 30, 2020 was $3.5 million, or $(0.15) per basic and diluted share, compared to consolidated net loss from continuing operations of $8.4 million, or $(0.37) per basic and diluted share, for the same period in 2019.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) from continuing operations for the six months ended June 30, 2020 was $11.0 million, or 14.5% of revenue, compared to Adjusted EBITDA from continuing operations of $4.6 million, or 5.7% of revenue, for the same period in 2019, an increase of $6.4 million or 140.2%.

Schedule 4 attached to this press release provides a reconciliation of net income (loss) to each of EBIT, EBITDA and Adjusted EBITDA.

Cash Flow and Liquidity

Net cash provided by operating activities for the second quarter of 2020 was $7.0 million, compared to net cash used by operating activities of $0.1 million in the second quarter of the prior year and net cash provided by operating activities was $12.3 million for the six months ended June 30, 2020 compared to net cash used of $2.4 million in the same period in the prior year.

At June 30, 2020, the Company had unrestricted cash and cash equivalents of $21.1 million, and borrowings of $37.0 million against its $60.0 million revolving credit facility.

Guidance

For 2020, Adjusted EBITDA from continuing operations is expected to be in the range of $29 million to $30 million.

Second Quarter Earnings Call

As previously announced, management will hold a conference call later today at 5:00 PM (Eastern time) to discuss the Company’s second quarter 2020 financial results. To access the conference call, listeners in the U.S. and Canada should dial (877) 755-7423 at least 5 minutes prior to the start of the conference. Listeners outside the U.S. and Canada should dial (678) 894-3069. To be admitted to the call, listeners should use passcode 9289271.

This teleconference will also be audiocast on the Internet at www.prgx.com (click on “Events & Presentations” under “Investors”). A replay of the audiocast will be available at the same location on www.prgx.com beginning approximately two hours after the conclusion of the live audiocast, extending through December 31, 2020. Please note that the Internet audiocast is “listen-only.” Microsoft Windows Media Player is required to access the live audiocast and the replay and can be downloaded from www.microsoft.com/en-us/downloads.

About PRGX

PRGX helps companies spot value in their source-to-pay processes that other sophisticated solutions didn’t get to before. Having identified more than 300 common points of leakage, we help companies reach wider, dig deeper, and act faster to get more value out of their source-to-pay data. We pioneered this industry nearly 50 years ago, and today we help clients in more than 30 countries take back $1.2 billion in annual cash flow. It’s why 75% of top global retailers and a third of the largest companies in the Fortune 500 rely on us. For additional information on PRGX, please visit www.prgx.com.

Forward-Looking Statements

In addition to historical information, this press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include both implied and express statements regarding the Company’s overall condition and growth prospects, and the Company’s expectations regarding its 2020 financial performance. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to differ materially from the historical results or from any results expressed or implied by such forward-looking statements. Risks that could affect the Company’s future performance include revenue that does not meet expectations or justify costs incurred, the impact of the COVID-19 pandemic on the Company or its clients, the Company’s ability to develop material sources of new revenue in addition to revenue from its core recovery audit services, changes in the market for the Company’s services, the Company’s ability to retain and attract qualified personnel, the Company’s ability to execute on its profitability improvement efforts, the Company’s ability to integrate recent and future acquisitions, uncertainty in the credit markets, the Company’s ability to maintain compliance with its financial covenants, client bankruptcies, loss of major clients, and other risks generally applicable to the Company’s business. For a discussion of other risk factors that may impact the Company’s business, please see the Company’s filings with the Securities and Exchange Commission. The Company disclaims any obligation or duty to update or modify these forward-looking statements.

Non-GAAP Financial Measures

EBIT, EBITDA and Adjusted EBITDA are all “non-GAAP financial measures” presented as supplemental measures of the Company’s performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating its performance over time, and that the rating agencies and a number of lenders use EBITDA and similar measures for similar purposes. In addition, a measure similar to Adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBIT, EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. In addition, in evaluating EBIT, EBITDA and Adjusted EBITDA, you should be aware that, as described above, the adjustments may vary from period to period and in the future the Company will incur expenses such as those used in calculating these measures. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. Schedule 4 to this press release provides a reconciliation of net income (loss) to each of EBIT, EBITDA and Adjusted EBITDA.

CONTACT: PRGX Global, Inc.

investor-relations@prgx.com

Phone: 770-779-3011

SCHEDULE 1

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue, net	$39,011	$41,974	$75,850	$80,778
Operating expenses:
Cost of revenue	20,584	26,312	43,118	51,547
Selling, general and administrative expenses	14,726	15,748	28,190	29,665
Depreciation of property, equipment and software assets	1,965	2,381	4,106	4,584
Amortization of intangible assets	828	872	1,657	1,734

Total operating expenses	38,103	45,313	77,071	87,530

Operating income (loss) from continuing operations	908	(3,339)	(1,221)	(6,752)
Foreign currency transaction (gains) losses on short-term intercompany balances	(819)	(77)	637	129
Interest expense, net	303	592	645	1,065
Other loss (income)	2	11	2	(8)

Income (loss) from continuing operations before income tax	1,422	(3,865)	(2,505)	(7,938)
Income tax expense	1,004	311	960	479

Net income (loss) from continuing operations	$418	$(4,176)	$(3,465)	$(8,417)

Discontinued operations:
Loss from discontinued operations	—	(103)	—	(258)
Income tax expense	—	—	—	—

Net loss from discontinued operations	—	(103)	—	(258)
Net income (loss)	$418	$(4,279)	$(3,465)	$(8,675)

Basic income (loss) per common share:
Basic income (loss) from continuing operations	$0.02	$(0.18)	$(0.15)	$(0.37)
Basic loss from discontinued operations	—	—	—	(0.01)

Total basic income (loss) per common share	$0.02	$(0.18)	$(0.15)	$(0.38)

Diluted income (loss) per common share:
Diluted income (loss) from continuing operations	$0.02	$(0.18)	$(0.15)	$(0.37)
Diluted loss from discontinued operations	—	—	—	(0.01)

Total diluted income (loss) per common share	$0.02	$(0.18)	$(0.15)	$(0.38)

Weighted average common shares outstanding:
Basic	22,606	22,763	22,542	22,687

Diluted	22,716	22,763	22,542	22,687

SCHEDULE 2

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	June 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$21,061	$14,982
Restricted cash	123	46
Receivables:
Contract receivables, net	36,060	43,112
Employee advances and miscellaneous receivables, net	740	704

Total receivables	36,800	43,816
Prepaid expenses and other current assets	4,062	5,582

Total current assets	62,046	64,426
Property, equipment and software, net	19,137	17,746
Operating lease right-of-use assets	11,044	10,969
Goodwill	14,962	15,070
Intangible assets, net	9,714	11,506
Deferred income taxes	3,636	3,921
Other assets	1,396	1,828

Total assets	$121,935	$125,466

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$2,094	$4,326
Accrued payroll and related expenses	14,070	12,951
Current portion of operating lease liabilities	4,077	3,717
Refund liabilities	4,152	4,513
Deferred revenue	1,970	2,217
Current portion of long-term debt	—	17

Total current liabilities	26,363	27,741
Long-term debt	36,650	36,603
Long-term operating lease liabilities	7,368	7,435
Refund liabilities	21	9
Deferred income taxes	628	628

Total liabilities	71,030	72,416

Shareholders’ equity:
Common stock	236	234
Additional paid-in capital	584,922	582,404
Accumulated deficit	(532,641)	(529,176)
Accumulated other comprehensive income	(1,612)	(412)

Total shareholders’ equity	50,905	53,050

Total liabilities and shareholders’ equity	$121,935	$125,466

SCHEDULE 3

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Cash flows from operating activities:
Net income (loss)	$418	$(4,279)	$(3,465)	$(8,675)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	2,793	3,253	5,763	6,318
Operating lease right-of-use asset expense	1,043	1,113	2,195	2,248
Amortization of deferred loan costs	24	61	48	117
Noncash interest expense	298	—	643	—
Stock-based compensation expense	1,876	1,662	3,196	3,046
Foreign currency transaction (gains) losses on short-term intercompany balances	(819)	(77)	637	129
Deferred income taxes	—	—	338	—
Changes in operating assets and liabilities
Billed receivables	(581)	2,180	4,550	6,593
Unbilled receivables	(166)	(1,790)	2,018	(851)
Prepaid expenses and other current assets	(1,145)	(1,812)	1,438	(1,296)
Operating lease liabilities	(970)	—	(1,979)	—
Other assets	11	(462)	(53)	(1,567)
Accounts payable and accrued expenses	1,910	118	(3,890)	(2,930)
Accrued payroll and related expenses	2,085	(32)	1,326	(4,970)
Refund liabilities	85	223	(270)	(314)
Deferred revenue	177	(247)	(224)	(292)

Net cash provided by (used in) operating activities	7,039	(89)	12,271	(2,444)

Cash flows from investing activities:
Purchases of property, equipment and software, net of disposal proceeds	(3,103)	(3,199)	(5,620)	(7,640)

Net cash used in investing activities	(3,103)	(3,199)	(5,620)	(7,640)

Cash flows from financing activities:
Repayments of credit facility	(23,000)	(3,000)	(38,000)	(3,000)
Proceeds from credit facility	15,000	6,000	38,000	14,400
Payment of deferred loan costs	—	(47)	—	(394)
Payment of earnout liability related to business acquisitions	—	—	—	(479)
Restricted stock repurchased from employees for withholding taxes	(115)	(246)	(398)	(750)
Repurchases of common stock	—	—	(284)	(2,228)
Proceeds from option exercises	—	170	—	221

Net cash (used in) provided by financing activities	(8,115)	2,877	(682)	7,770

Effect of exchange rates on cash and cash equivalents	49	(225)	187	(55)

Net (decrease) increase in cash, cash equivalents and restricted cash	(4,130)	(636)	6,156	(2,369)
Cash, cash equivalents and restricted cash at beginning of period	25,314	12,286	15,028	14,019

Cash, cash equivalents and restricted cash at end of period	$21,184	$11,650	$21,184	$11,650

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$345	$60	$716	$385

Cash paid during the period for income taxes, net of refunds received	$640	$859	$804	$1,638

SCHEDULE 4

PRGX Global, Inc. and Subsidiaries

Reconciliation of Net Income (Loss) to EBIT, EBITDA and Adjusted EBITDA

(Amounts in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Reconciliation of net income (loss) to EBIT, EBITDA and Adjusted EBITDA:
Net income (loss)	$418	$(4,279)	$(3,465)	$(8,675)
Income tax expense	1,004	311	960	479
Interest expense, net	303	592	645	1,065

EBIT	1,725	(3,376)	(1,860)	(7,131)
Depreciation of property, equipment and software assets	1,965	2,381	4,106	4,584
Amortization of intangible assets	828	872	1,657	1,734

EBITDA	4,518	(123)	3,903	(813)
Foreign currency transaction (gains) losses on short-term intercompany balances	(819)	(77)	637	129
Transformation, severance, and other expenses	672	1,280	1,979	1,977
Investigation and settlement of employment matter	1,306	—	1,306	—
Other loss (income)	2	11	2	(8)
Stock-based compensation	1,876	1,662	3,196	3,046

Adjusted EBITDA	$7,555	$2,753	$11,023	$4,331

Adjusted EBITDA from continuing operations	$7,555	$2,856	$11,023	$4,589

Adjusted EBITDA from discontinued operations	$—	$(103)	$—	$(258)

EBIT, EBITDA and Adjusted EBITDA are all “non-GAAP financial measures” presented as supplemental measures of our performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating the Company’s performance over time, and that the rating agencies and a number of lenders use EBIT, EBITDA and similar measures for similar purposes. In addition, a measure similar to Adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBIT, EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. In addition, in evaluating EBIT, EBITDA and Adjusted EBITDA, you should be aware that in the future we will incur expenses such as those used in calculating these measures. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

SCHEDULE 5

PRGX Global, Inc. and Subsidiaries

Results by Operating Segment *

(Amounts in thousands)

(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	Change	2020	2019	Change
Revenue, net
Recovery Audit Services—Americas	$26,962	$28,935	$(1,973)	$53,185	$56,308	$(3,123)
Recovery Audit Services—Europe/Asia-Pacific	11,157	11,836	(679)	20,942	21,595	(653)
Adjacent Services	892	1,203	(311)	1,723	2,875	(1,152)

Total	$39,011	$41,974	$(2,963)	$75,850	$80,778	$(4,928)

Cost of revenue
Recovery Audit Services—Americas	$14,346	$16,076	$(1,730)	$30,334	$31,939	$(1,605)
Recovery Audit Services—Europe/Asia-Pacific	5,742	7,189	(1,447)	11,999	13,915	(1,916)
Adjacent Services	496	3,047	(2,551)	785	5,693	(4,908)

Total	$20,584	$26,312	$(5,728)	$43,118	$51,547	$(8,429)

Selling, general and administrative expenses
Recovery Audit Services—Americas	$1,712	$3,647	$(1,935)	$4,227	$7,026	$(2,799)
Recovery Audit Services—Europe/Asia-Pacific	1,545	2,639	(1,094)	2,549	4,752	(2,203)
Adjacent Services	(40)	398	(438)	(53)	909	(962)
Corporate	11,509	9,064	2,445	21,467	16,978	4,489

Total	$14,726	$15,748	$(1,022)	$28,190	$29,665	$(1,475)

Depreciation of property, equipment and software assets
Recovery Audit Services—Americas	$1,777	$1,919	$(142)	$3,715	$3,681	$34
Recovery Audit Services—Europe/Asia-Pacific	155	182	(27)	324	344	(20)
Adjacent Services	33	280	(247)	67	559	(492)

Total	$1,965	$2,381	$(416)	$4,106	$4,584	$(478)

Amortization of intangible assets
Recovery Audit Services—Americas	$408	$438	$(30)	$816	$876	$(60)
Recovery Audit Services—Europe/Asia-Pacific	41	48	(7)	83	85	(2)
Adjacent Services	379	386	(7)	758	773	(15)

Total	$828	$872	$(44)	$1,657	$1,734	$(77)

Operating income (loss)
Recovery Audit Services—Americas	$8,719	$6,855	$1,864	$14,093	$12,786	$1,307
Recovery Audit Services—Europe/Asia-Pacific	3,674	1,778	1,896	5,987	2,499	3,488
Adjacent Services	24	(2,908)	2,932	166	(5,059)	5,225
Corporate	(11,509)	(9,064)	(2,445)	(21,467)	(16,978)	(4,489)

Total	$908	$(3,339)	$4,247	$(1,221)	$(6,752)	$5,531

Adjusted EBITDA from continuing operations
Recovery Audit Services—Americas	$11,231	$9,462	$1,769	$19,639	$17,721	$1,918
Recovery Audit Services—Europe/Asia-Pacific	4,051	2,130	1,921	6,783	3,173	3,610
Adjacent Services	483	(1,637)	2,120	1,118	(3,104)	4,222
Corporate	(8,210)	(7,099)	(1,111)	(16,517)	(13,201)	(3,316)

Total	$7,555	$2,856	$4,699	$11,023	$4,589	$6,434

* The Recovery Audit Services—Americas segment represents recovery audit services provided in the United States, Canada and Latin America. The Recovery Audit Services—Europe/Asia-Pacific segment represents recovery audit services provided in Europe, Asia and the Pacific region. The Adjacent Services segment represents advisory services, spend analytics and supplier information management services.